Exhibit 99.1
AMERICAN SUPERCONDUCTOR ANNOUNCES
WORKFORCE REDUCTION

-	Efforts Undertaken to Offset Lowered Revenues
-	Expected to Result in Annualized Cost Savings of $30 Million
-	Company to Submit Plan to Regain Compliance with Nasdaq Listing Rules
DEVENS, Mass., August 11, 2011 — American Superconductor Corporation (NASDAQ: AMSC), a global power technologies company, announced that it has reduced its global workforce by approximately 30 percent and its annualized expenses by approximately $30 million since March 31, 2011. These reductions were made to better align costs with the company’s revenue expectations, which have been affected by business and contractual issues with AMSC’s largest customer, Sinovel Wind Group Co., Ltd. AMSC expects to report a significant net loss on revenues of less than $10 million for the fiscal quarter ended June 30, 2011.
As part of the action described above, the company announced today that it is eliminating 150 positions across the organization. Upon completion of the action, AMSC expects to employ nearly 600 people worldwide. AMSC expects to incur restructuring charges of $3 million to $4 million for severance and related expenses in the quarter ended September 30, 2011.
“These workforce reductions are necessary to maintain the health of the business in the wake of our business and contractual issues with Sinovel,” said AMSC President and Chief Executive Officer Daniel McGahn. “Expenses have been reduced in virtually all departments, levels and major geographies, but we have focused on limiting the impact on customer-facing and research and development functions, which are integral to our growth and diversification initiatives.”
In addition, the company announced today that, by August 16, 2011, it plans to submit to the Nasdaq Stock Market a plan to regain compliance with Nasdaq Stock Market listing rules. AMSC continues to work on its restated financial statements for the fiscal quarters ended September 30, 2010 and December 31, 2010, and its financial statements for the fiscal year ended March 31, 2011 and the fiscal quarter ended June 30, 2011.
About American Superconductor (NASDAQ: AMSC)
AMSC offers an array of proprietary technologies and solutions spanning the electric power infrastructure — from generation to delivery to end use. The company is a leader in renewable energy, providing proven, megawatt-scale wind turbine designs and electrical control systems. The company also offers a host of smart grid technologies for power grid operators that enhance the reliability, efficiency and capacity of the grid, and seamlessly integrate renewable energy sources into the power infrastructure. These include superconductor power cable systems, grid-level surge protectors and power electronics-based voltage stabilization systems. AMSC’s technologies are protected by a broad and deep intellectual property portfolio consisting of hundreds of patents and licenses worldwide. More information is available at www.amsc.com.

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American Superconductor and design, Revolutionizing the Way the World Uses Electricity, AMSC, Powered by AMSC, Amperium, D-VAR, dSVC, FaultBlocker, PowerModule, PowerPipelines, PQ-IVR, PQ-SVC, SeaTitan, SolarTie, SuperGEAR and Windtec and design are trademarks or registered trademarks of American Superconductor Corporation or its subsidiaries. All other brand names, product names or trademarks belong to their respective holders.
Any statements in this release about future expectations, plans and prospects for the company, including without limitation our expectations regarding results of operations for the quarterly period ended June 30, 2011, charges for severance and related expenses, the filing of our audited financial statements and Annual Report on Form 10-K for the fiscal year ended March 31, 2011, the financial performance of the company and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: we may be subject to additional unanticipated accounting, audit and internal control issues; we have a history of operating losses, and we may incur losses in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter, including any expectations resulting from financial guidance issued by us; a significant portion of our revenues have been derived from a single customer, Sinovel, and any failure by this customer (or other customers) to honor contractual obligations to accept products or to pay for products may have a material adverse impact on our financial condition or results from operations; adverse changes in domestic and global economic conditions could adversely affect our business; changes in exchange rates could adversely affect our financial results; we may not realize all of the sales expected from our backlog of orders and contracts; we rely upon third party suppliers for the components and subassemblies of many of our products, making us vulnerable to supply shortages and price fluctuations; we may require significant additional funding and may be unable to raise capital when needed, which could force us to delay, reduce, or eliminate planned activities, including the planned acquisition of The Switch; failure to complete the planned acquisition of The Switch could harm our operating results and could cause our stock price to decline; completion of the planned acquisition of The Switch could present certain risks to our business; we may acquire additional complementary businesses or technologies that may require us to incur substantial costs for which we may never realize the anticipated benefits; we have been named as a party to purported stockholder class actions and a shareholder derivative complaints, and we may be named in additional litigation, all of which will require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to additional costly litigation against us that could further divert our management’s attention; if we fail to implement our business strategy, our financial performance could be harmed and our growth could slow or stop; our products face intense competition, which could limit our ability to acquire or retain customers; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; we depend on sales to China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of China; changes in China’s political, social, regulatory and eco nomic environment may affect our financial performance; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; our success in addressing the wind energy market is dependent on the manufacturers that license our designs; we have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; and our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position. Reference is made to many of these factors and others in the “Risk Factors” section of the company’s most recent quarterly or annual report filed with the Securities and Exchange Commission. In addition, any forward-looking statements included in this release represent the company’s expectations as of the date of this release. While the company anticipates that subsequent events and developments may cause the company’s views to change, the company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this release.

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AMSC Contact:
Jason Fredette
Phone: 978-842-3177
Email: jfredette@amsc.com